EXHIBIT 5.1

October 5, 2005

HyperSpace Communications, Inc.

8480 East Orchard Road, Suite 6600

Greenwood Village, CO 80111

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to you in connection with the preparation and filing with the Securities and Exchange Commission of a registration statement on Form S-3 (file no. 333-________), as it may be amended (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Securities Act"), by HyperSpace Communications, Inc., a Colorado corporation (the "Company"), with respect to the issuance of: (i) up to 180,000 warrants to purchase the Company's common stock, no par value per share (the "Warrants"); and (ii) up to 3,870,000 shares of the Company's common stock (the "Common Stock"), upon the exercise of certain warrants, as described in the Registration Statement (the "Outstanding Warrants").

We have examined the Registration Statement and such documents and records of the Company and other documents, matters of fact and questions of law as we have deemed necessary for the purposes of this opinion. In such examination, we have assumed the following: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; and (iii) the truth, accuracy, and completeness of the information, representations, and warranties contained in the records, documents, instruments, and certificates we have reviewed. Our opinion is limited to matters governed by Colorado law and we express no opinion with respect to the applicability thereto, or the effect thereon, of any other laws. Based upon the foregoing, when the Outstanding Warrants are exercised in the manner contemplated by the agreements governing the Outstanding Warrants and the Registration Statement and the consideration for the exercise of the Outstanding Warrants is fully paid, we are of the opinion that the Common Stock and the Warrants issuable upon exercise of the Outstanding Warrants will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and any amendment thereto, including any and all post-effective amendments, and to the reference to our firm in the prospectus of the Registration Statement under the heading "Legal Matters." In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/S/ PERKINS COIE LLP